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                                                                    EXHIBIT 10.7


                           STOCK RESTRICTION AGREEMENT



         This Agreement is made as of the 8th day of April, 1997 (the "Effective Date"), by and between USA.NET, Inc., a Delaware corporation (the
"Corporation"), and John W. Street ("Founder").

         WHEREAS, Founder is the holder of an aggregate of 161,102 shares of the Corporation's Common Stock (the "Common Stock Shares") and 322,208 shares of the Corporation's Series A Preferred Stock (the "Series A Shares") (the Common Stock Shares and the Series A Shares are collectively referred to hereinafter as the "Stock");

         WHEREAS, the Corporation desires to issue and sell shares of its Series B Preferred Stock to the American Express Travel Related Services Company, Inc. ("TRS");

         WHEREAS, TRS has imposed, as a condition to the purchase of such Series B Preferred Stock, the requirement that Founder enter into an agreement containing the provisions set forth herein; and

         WHEREAS, the purchase of Series B Preferred Stock by TRS is in the best interests of the Corporation and Founder;.

         NOW, THEREFORE, in consideration of the premises set forth herein, the continued employment of the Founder, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. All shares of Stock shall be subject to the option set forth in this paragraph 1 ("Purchase Option"):

                  (a) In the event that Founder voluntarily ceases to be an employee or director of, or consultant to, the Corporation or (ii) Founder is terminated for Cause (as defined below) by the Corporation (including a parent or subsidiary of the Corporation) at any time prior to the earlier of:

                           (i)      the date three years from the date hereof;

                           (ii)     the closing of the  Corporation's  sale,
lease or other disposition of all or substantially all of its assets;

                           (iii)    the closing of any consolidation or merger
of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred;



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                           (iv)     the liquidation, dissolution or winding up
of the Corporation; or

                           (v)      Founder's  death or total and  permanent
disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                  then the Corporation (or its assignee) shall have the right at any time within ninety (90) days after such cessation of employment or service as a director or consultant (or such longer period as may be determined by the Corporation if such later repurchase is deemed necessary by the Corporation for treatment of its stock as Qualified Small Business Stock under Section 1202 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder), to exercise its option to repurchase from Founder or his personal representative, as the case may be, any or all of the shares of Stock. Any such repurchase shall be at a price per share equal to (i) with respect to the Common Stock Shares, Fifty-Seven Cents ($.57) and (ii) with respect to the Series A Shares, Four Dollars Seventy-Six Cents ($4.76).

                  (b) The Corporation shall pay for any of the Stock purchased pursuant to its Purchase Option in cash.

                  (c) As used herein, employment with the Corporation shall include employment with an affiliate of the Corporation.

                  (d) "CAUSE" as used herein shall mean: (i) dishonesty which is not the result of an inadvertent or innocent mistake of Founder with respect to the Corporation or any of its subsidiaries; (ii) willful misfeasance or nonfeasance of duty by Founder that materially injures the reputation, business or business relationships of the Corporation or any of its subsidiaries or any of their respective officers, directors or executives; (iii) any conduct which would be sufficient to criminally charge Founder with the commission of a crime involving moral turpitude or a crime other than a vehicle offense which could reflect in some material fashion unfavorably upon the business or business relationships of the Corporation or any of its subsidiaries or any of their respective officers, directors or executives; (iv) willful or prolonged absence from work by Founder (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by Founder to perform his duties and responsibilities without the same being corrected upon thirty (30) days prior written notice; or (v) if Founder materially violates any term of this Agreement or the Corporation's employment policies and procedures (including but not limited to the Corporation's policies with respect to sexual harassment and discrimination) and such action or failure is not remedied or reasonable steps to effect such remedy are not commenced within thirty (30) days of written notice.

         2. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 11. Upon providing of such notice and payment or tender of the purchase price, the Corporation shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.




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         3.       If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation then, in such event, any and all new, substituted or additional securities or other property to which Founder is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total repurchase price shall remain the same after each such event, the repurchase price per share of Common Stock Shares and Series A Shares, as applicable, upon exercise of the Purchase Option shall be appropriately adjusted.

         4. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE ISSUER OF THESE SHARES."

         5. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Founder's Stock upon exercise of the Purchase Option herein provided for, Founder agrees, at the closing hereunder (or as soon thereafter as practicable), to deliver (or have the Corporation deliver on the Founder's behalf) to and deposit with the Secretary of the Corporation ("Escrow Agent"), as Escrow Agent in this transaction, two (2) stock assignments duly endorsed (with the dates and number of shares left blank) in the forms attached hereto as Exhibit A, together with the certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and Founder set forth in Exhibit B attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable).

         6. Founder shall not sell or transfer any shares of the Stock then subject to the Purchase Option. Without in any way limiting the foregoing, Founder further agrees that he shall in no event make any disposition of all or any portion of the Stock unless and until:

                  (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (b) (i) He shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, (ii) he shall have furnished the Corporation with an opinion of his own counsel to the effect that such disposition will not require registration of such shares under




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the Act; and (iii) such opinion of his counsel shall have been concurred in by counsel for the Corporation, such concurrence not to be unreasonably withheld, and the Corporation shall have advised him of such concurrence.

         7. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or
(ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         8. Subject to the provisions of this Agreement, Founder (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Corporation with respect to the Stock.

         9. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Founder to continue in the employ of the Corporation, or of the Corporation to continue Founder in the employ of the Corporation.

         10. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

         11. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

         12. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Founder, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part.

         13. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, as such laws are applied by Colorado courts to contracts made and to be performed entirely in Colorado by residents of that State. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Corporation's principal office.

         14. The parties acknowledge and agree that TRS shall be a third party beneficiary to this Agreement, entitled to enforce its terms. In addition, this Agreement may not be terminated without the prior written consent of TRS.





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         IN WITNESS WHEREOF, the parties hereto have executed this Stock
Restriction Agreement as of the day and year first above written.


USA.NET, INC.                          FOUNDER


By: /s/ JOHN W. STREET                 /s/ JOHN W. STREET
   ---------------------------------   -------------------------------
                                       John W. Street
Name: John W. Street
     -------------------------------

Title: President, CEO
      ------------------------------


                                       Address: P.O. Box 62028
                                                Colorado Springs,
                                                CO 80962-2028










Attachments

         Exhibit A - Stock Assignment Separate from Certificate
         Exhibit B - Joint Escrow Instructions



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                                    EXHIBIT A

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto USA.NET, Inc., a Delaware corporation (the "Corporation"), pursuant to that certain Stock Restriction Agreement, dated __________, 1997, by and between the undersigned and the Corporation (the "Agreement"), ____________________________________________ (___________) shares of Common
Stock of the Corporation standing in the undersigned's name on the books of the Corporation represented by Certificate No(s). ________________________ and does hereby irrevocably constitute and appoint the Corporation's Secretary attorney to transfer said stock on the books of the Corporation with full power of substitution in the premises. This Assignment may only be used in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement that remain subject to the Corporation's right of repurchase in accordance with and subject to the terms and conditions of the Agreement.

Dated: _______________


                                        -----------------------------------
                                        (Signature)



                                        -----------------------------------
                                        (Print Name)



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                                    EXHIBIT B

                            JOINT ESCROW INSTRUCTIONS


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                            JOINT ESCROW INSTRUCTIONS


Secretary
USA.NET, Inc.
102 South Tejon
Suite 220
Colorado Springs, CO 80903

Dear Sir or Madam:

         As Escrow Agent for both USA.NET, Inc., a Delaware corporation (the "Corporation"), and John W. Street ("Shareholder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement ("Agreement") dated as of April 8, 1997, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

         1. If the Corporation shall elect to exercise the Purchase Option set forth in the Agreement, the Corporation shall give to Shareholder and you a written notice specifying the number of shares of Stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Corporation. Shareholder and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred and (c) to deliver the same, together with the certificate evidencing the shares of Stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (by check, cancellation of all or a portion of any outstanding indebtedness of Shareholder to the Corporation, or as otherwise may be provided for in the Agreement) for the number of shares of Stock being purchased pursuant to the exercise of the Purchase Option.

         3. Shareholder irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as referred to in the Agreement. Shareholder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Shareholder shall exercise all rights and privileges of a shareholder of the Corporation while the Stock is held by you.

         4. This escrow shall terminate upon the exercise in full or expiration of the Purchase Option, whichever occurs first.




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         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Shareholder, you shall deliver all of the same to Shareholder and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Shareholder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint your successor as Secretary of the Corporation as successor Escrow Agent.

         12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.



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         14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, upon confirmed transmission by facsimile, or 4 days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                  CORPORATION:      USA.NET, Inc.
                                    102 South Tejon
                                    Suite 220
                                    Colorado Springs, CO 80903

                  SHAREHOLDER:      John W. Street
                                    P.O. Box 62028
                                    Colorado Springs, CO 80962-2028

                  ESCROW AGENT:     Secretary
                                    USA.NET, Inc.
                                    102 South Tejon
                                    Suite 220
                                    Colorado Springs, CO 80903


         15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         16. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, you may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.



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         18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.

                                       Very truly yours,

                                       USA.NET, Inc.


                                       By:
                                          ----------------------------------

                                       Name:
                                            --------------------------------

                                       Title:
                                             -------------------------------


                                       SHAREHOLDER


                                       -------------------------------------



ESCROW AGENT

USA.NET, Inc.


By:
   ----------------------------------------
         Secretary



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